Exhibit 8.1


December 3, 2004

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

Re:      Credit Suisse First Boston Mortgage Securities Corp.
         Conduit Mortgage and Manufactured Housing Contract
         Pass-Through Certificates Registration Statement on Form S-3
         ------------------------------------------------------------

Ladies and Gentlemen:

         We have advised Credit Suisse First Boston Mortgage Securities Corp. (the "Registrant") with respect to federal income tax aspects of the issuance by the Registrant of its Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). In connection therewith we have prepared the description of federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") filed on December 3, 2004 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). In our opinion, such discussion is a discussion of the material federal income tax consequences of purchasing, holding and disposing of the Certificates (and also includes a discussion of certain minor and incidental consequences as well). In our opinion, to the extent the description of the material federal income tax consequences of purchasing, holding and disposing of the Certificates is a discussion of law or legal conclusions, such description is true and correct in all material respects. To the extent that such discussion explicitly states our opinion, we hereby confirm and adopt such opinion herein. In our opinion: (1) with respect to each Series of REMIC certificates (issued as described in the Prospectus), the related mortgage pool (or portion thereof) will be classified as one or more "real estate mortgage investment conduits" ("REMICs") and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each class of Certificates will represent ownership of "regular" or "residual" interests in a REMIC, and (2) with respect to each other Series of Certificates (issued as described in the Prospectus), the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each holder will be treated as holding an equity interest in such grantor trust.


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Credit Suisse First Boston Mortgage Securities Corp.
December 3, 2004
Page 2


         You should be aware that the discussion under "Material Federal Income Tax Consequences" in the Prospectus is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, the Prospectus indicates that it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax law, as well as any state, local, foreign or other tax laws, to their particular situations.

         You should be aware that this opinion applies to the Certificates as described in the Registration Statement. The Prospectus indicates that with respect to each Series of Certificates, Registrant's then current counsel will be identified in the related prospectus supplement and, if such counsel is other than Orrick, Herrington & Sutcliffe LLP, Sidley Austin Brown & Wood LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP or Thacher Proffitt & Wood LLP, will confirm (modify or supplement) the aforementioned opinions.

         In reaching the conclusions set forth herein, we have reviewed, relied upon, and assumed full compliance with the Pooling and Servicing Agreement or Trust Agreement and such other documents that we have deemed necessary or appropriate as a basis for the opinion contained herein. With your permission, we have further assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties made in conferences or contained in the records, documents, instruments and certificates we have reviewed; (d) the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (e) the absence of any agreements or understandings among any other parties not contemplated by the aforementioned transaction documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         We express no opinion as to the law of any jurisdiction other than the federal income tax laws of the United States of America.

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Credit Suisse First Boston Mortgage Securities Corp.
December 3, 2004
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein, as supplemented by the prospectus supplement relating to a Series of Certificates. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.


                                         Very truly yours,




                                         /s/ Orrick, Herrington & Sutcliffe LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP